UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 3, 2025

National Research Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the board of directors of National Research Corporation, a Delaware corporation (the “Company”) appointed Trent Green as our Chief Executive Officer and to serve as a director, both effective June 1, 2025.

In light of the appointment of Mr. Green as our Chief Executive Officer and changes to our strategic plan associated with his appointment, the Compensation and Talent Committee, with assistance from Michael D. Hays, the Company’s current Chief Executive Officer, reevaluated the compensation packages of our executive officers (other than Mr. Green and Mr. Hays). Similar to the previously disclosed compensation package offered to Mr. Green, the Compensation and Talent Committee desired to align the compensation of such executive officers with our shareholders’ interests and perspectives through stock ownership.

On April 3, 2025, the Compensation and Talent Committee approved a new compensation program for Helen L. Hrdy, the Company’s Chief Operating Officer, including:

●
a grant of 100,000 shares of the Company’s common stock (the “Shares”) to be issued on April 7, 2025 (the “Grant Date”), subject to the following restrictions: (i) the Company has the option to repurchase the Shares for $1.00 if Ms. Hrdy is terminated for cause or resigns without good reason prior to the third anniversary of the Grant Date, (ii) prior to the third anniversary of the Grant Date, the Shares may not be transferred, except (a) with the consent of the Company or (b) to certain family members, trusts for the benefit of such family members, or upon death, incompetency, or disability, and (iii) after the third anniversary of the Grant Date, only 50% of the Shares may be transferred during Ms. Hrdy’s employment by the Company;

●	a cash bonus equal to the value of the Shares (based on the closing price of the Company’s common stock on the trading day prior to the Grant Date) multiplied by 66 2/3%; and
●
in the event of Ms. Hrdy’s termination without cause or resignation with good reason after the third anniversary of the Grant Date, she will be entitled to one year of continued payment of her then-current annual base salary.

In consideration for foregoing compensation, Ms. Hrdy’s previously disclosed severance agreement and participation in the 2024 long-term cash incentive plan were terminated and the unvested performance-based option to purchase 100,000 shares of the Company’s common stock granted to Ms. Hrdy in January 2024 was forfeited. Ms. Hrdy’s annualized base salary remained at $400,000. The compensation changes described above also were made for Andrew Monnich, the Company’s Chief Corporate Development Officer. The Compensation and Talent Committee did not change the compensation of Mr. Hays.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: April 9, 2025	By:	/s/ Michael D. Hays
Michael D. Hays
Chief Executive Officer